As filed with the Securities and Exchange Commission on April 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sensei Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1863385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1405 Research Boulevard

Suite 125

Rockville, MD 20850

(240) 243-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher W. Gerry

President and General Counsel

Sensei Biotherapeutics, Inc.

1405 Research Boulevard

Suite 125

Rockville, MD 20850

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ariel Rom

Mark Ballantyne

Divakar Gupta

Madison A. Jones

Rama Padmanabhan

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004

(202) 842-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED APRIL 28, 2026

PROSPECTUS

Sensei Biotherapeutics, Inc.

24,868,028 Shares

Common Stock

Offered by the Selling Stockholders

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified herein (the “Selling Stockholders”), of up to (i) 10,425,531 shares (“Merger Conversion Shares”) of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the conversion of 10,425.531 shares (“Merger Preferred Shares”) of our Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), (ii) 14,440,395 shares of Common Stock (the “Private Placement Conversion Shares”) issuable upon the conversion of 14,440.395 shares of our Series B Preferred Stock (the “Private Placement Preferred Shares”) and (iii) 2,102 shares of Common Stock (the “Warrant Conversion Shares”) issuable upon exercise of a warrant (the “Warrant”) to purchase 2.1020 shares of Series B Preferred Stock (the “Warrant Preferred Shares”), which will be exercisable for shares of Common Stock upon conversion of the Series B Preferred Stock. Subject to receiving approval by our stockholders of the issuance of shares of Common Stock upon conversion of Series B Preferred Stock and the change of control of our company in accordance with the Nasdaq Stock Market LLC (“Nasdaq”) listing rules (the “Conversion Proposal”) and of a certificate of amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 12,500,000 to 300,000,000 (the “Authorized Share Proposal” and, together with the Conversion Proposal, the “Required Company Stockholder Matters”) and certain beneficial ownership limitations set by each preferred stockholder, each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock. The shares of Common Stock registered by this prospectus are referred to herein as the “Resale Shares.”

The Merger Preferred Shares were issued to former stockholders of Faeth Holdings Therapeutics, Inc., a Delaware corporation (“Faeth HoldCo”), and the Warrant held by a former equityholder of Faeth Therapeutics, LLC, a Delaware limited liability company and wholly owned subsidiary of Faeth HoldCo (“Faeth Subsidiary” and, together with Faeth HoldCo, “Faeth” or “Faeth Therapeutics”) was assumed by us and converted into a warrant to purchase our Series B Preferred Stock, in connection with our acquisition (the “Acquisition”) of Faeth Therapeutics, which closed on February 17, 2026. The Private Placement Preferred Shares were issued and sold to accredited investors in a private placement (the “2026 Private Placement” and, together with the Acquisition and the other transactions and actions contemplated by the Merger Agreement, the “Acquisition Transactions”), which closed on February 20, 2026. We are not offering or selling any Resale Shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of Resale Shares by the Selling Stockholders.

The Selling Stockholders may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their Resale Shares hereunder.

The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

You should carefully read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in any of the securities being offered.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “SNSE.” On April 24, 2026, the last reported sales price for our Common Stock was $31.79 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 8 of this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is     , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.

This prospectus provides you with a general description of the securities the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of Common Stock using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares of Common Stock being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our Common Stock. See “Where You Can Find More Information” for more information.

This prospectus contains and incorporates by reference information that you should consider when making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference herein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

In this prospectus, unless the context otherwise requires, the terms (i) “we,” “us,” “our,” “Sensei,” the “Company” and other similar terms refer to the business and operations of Sensei Biotherapeutics, Inc. and its consolidated subsidiaries for periods prior to the Acquisition and to Sensei Biotherapeutics, Inc. and its consolidated subsidiaries, including Faeth Therapeutics for periods after the Acquisition; (ii) “Faeth HoldCo” refers to Faeth Holdings Therapeutics, Inc., (iii) “Faeth Subsidiary” refers to Faeth Therapeutics, LLC, a wholly owned subsidiary of Faeth HoldCo, (iv) “Faeth” or “Faeth Therapeutics” refer collectively to Faeth HoldCo and Faeth Subsidiary and (v) “Acquisition” refers to the acquisition by the Company of Faeth Therapeutics pursuant to that Agreement and Plan of Merger, dated February 17, 2026, by and among the Company, Sapphire First Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Sapphire Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, Faeth HoldCo and Faeth Subsidiary.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

All statements, other than statements of historical facts contained in this prospectus, are forward-looking statements, including, without limitation, statements regarding: the Required Company Stockholder Matters, the Annual Meeting (as defined below), the Nasdaq Listing Application (as defined below), the expected Company name and ticker if the Required Company Stockholder Matters and the Nasdaq Listing Application are approved, our ability to achieve the expected benefits or opportunities with respect to the Acquisition, our future results of operations and financial position, business strategy, our expectations that our cash and cash equivalents, together with the proceeds from the 2026 Private Placement, will enable us to fund our operating expenses and capital expenditure requirements through topline data readouts from both our ongoing Phase 2 trial of PIKTOR in advanced endometrial cancer (Study FTH-PIK-201) and our planned Phase 1b trial of PIKTOR in HR+/HER2- advanced breast cancer (Study FTH-PIK-101), our preclinical and clinical development activities, the potential therapeutic benefits and economic value of our product candidates, and the timing and results of preclinical studies and clinical trials. Forward-looking statements generally relate to future events or our future financial or operating performance. The words “aim,” “anticipate,” “assume,” “can,” “continue,” “could,” “designed to,” “estimate,” “evaluate,” “expect,” “explore,” “intend,” “intended to,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “to be,” “will,” and “would,” or the negative of such terms or other similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference herein, before making an investment decision.

Company Overview

We are a clinical-stage biotechnology company focused on improving outcomes for cancer patients through multi-node inhibition of critical oncogenic pathways. On February 17, 2026, we completed the acquisition of Faeth Therapeutics, a clinical-stage biotechnology company developing multi-node therapies that target tumor metabolism and signaling. The Acquisition brought Faeth’s lead asset, PIKTOR, a proprietary investigational all-oral combination of serabelisib and sapanisertib that inhibits multiple nodes of the PI3K/AKT/mTOR pathway, into our pipeline.

Following the Acquisition, our lead program is PIKTOR, an investigational multi-node inhibitor of the PI3K/AKT/mTOR pathway in development for endometrial and breast cancer. The PI3K/AKT/mTOR pathway is dysregulated in up to 50% of all solid tumors, making it one of the most prevalent therapeutic targets in oncology. Despite this, currently approved therapies — all of which target only a single pathway node — have produced limited clinical benefits, often accompanied by toxicities that have constrained their utilization. Our core scientific thesis is that simultaneously suppressing multiple nodes of a pathway produces deeper, more durable tumor suppression than targeting any single-node alone, which we believe may also enable lower drug dosing, potentially contributing to an improved tolerability profile.

PIKTOR is currently being evaluated in an ongoing Phase 2 trial in second-line advanced endometrial cancer (Study FTH-PIK-201), with topline data anticipated by year-end 2026, and we intend to initiate a Phase 1b trial in HR+/HER2- advanced breast cancer (Study FTH-PIK-101) by the first half of 2026.

Faeth was co-founded in 2019 by Anand Parikh and Oliver Maddocks, PhD, together with scientific founders Lewis Cantley, PhD, the discoverer of the PI3K pathway, Siddhartha Mukherjee, MD, DPhil, Karen Vousden, PhD, Scott Lowe, PhD, and Greg Hannon, PhD. We are led by an experienced management team with expertise spanning cancer biology, translational research, clinical drug development, regulatory affairs and corporate strategy gained through prior roles within both biotechnology and large pharmaceutical companies as well as academia.

Our Pipeline

In addition to PIKTOR and the Faeth pipeline programs described above, our pipeline includes programs that preceded the Acquisition. We are completing a Phase 1/2 trial of solnerstotug (formerly SNS-101), our conditionally active monoclonal antibody targeting the immune checkpoint VISTA. As of March 23, 2026, seven patients remain on study in the expansion portion of the trial. We also have three preclinical-stage conditionally active antibody programs: SNS-102 (targeting VSIG4), SNS-103 (targeting CD39), and SNS-201, a bispecific antibody designed to conditionally activate CD28 through monovalent CD28 engagement and bivalent pH-selective VISTA binding.

Recent Developments

On February 17, 2026 (the “Closing”), we completed the acquisition of Faeth Therapeutics in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated February 17, 2026, by and among the Company, Sapphire First Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Sapphire Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), Faeth HoldCo and Faeth Subsidiary, pursuant to which, First Merger Sub merged with and into Faeth HoldCo, pursuant to which Faeth HoldCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Faeth HoldCo merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity.

The Acquisition was structured as a stock-for-stock transaction pursuant to which all of Faeth Therapeutics’ outstanding equity interests were exchanged based on a fixed exchange ratio for aggregate consideration of 10,497.098 shares of Series B Preferred Stock, each share of which is convertible into 1,000 shares of Common Stock (representing 10,497,098 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to receipt of approval of the Required Company Stockholder Matters in accordance with Nasdaq listing rules and the beneficial ownership limitations set by each holder, which may be waived by each holder at any time following the approval by Nasdaq of a Nasdaq initial listing application filed in accordance with Nasdaq listing rule 5110(a) (the “Nasdaq Listing Application”) and approval of the Required Company Stockholder Matters. In addition, the outstanding warrant to purchase shares of Faeth Subsidiary capital stock was converted into a warrant to purchase an aggregate of 2.1020 shares of Series B Preferred Stock (representing a warrant to purchase 2,102 shares of Common Stock on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) and all outstanding options to purchase Faeth Subsidiary common stock were assumed by us and converted into options to purchase an aggregate of 252,210 shares of Common Stock. The Series B Preferred Stock was a newly designated series of preferred stock and was intended to have economic rights equivalent to our Common Stock, but with no voting rights. The rights of the Series B Preferred Stock are set forth in the Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) that we filed with the Secretary of State of the State of Delaware.

With respect to the Acquisition, we determined that we were the acquiror for accounting purposes under ASC 805-10-25-4 and ASC 805-10-55-11. The primary factors considered were (a) the relative voting rights in the combined entity not resulting in a change of control, (b) the pre-Acquisition members of our board of directors maintained control of our board of directors, and (c) the pre-Acquisition members of senior management remained the same at the closing of the Acquisition Transactions, other than the newly appointed Chief Operating Officer. Next, we considered whether the Acquisition should be defined as a business under ASC 805. ASC 805-10-55-5A through 55-5C describe a screen test to determine whether an acquired set of assets and activities is not a business. We determined that substantially all (greater than 90%) of the fair value of the assets acquired were concentrated in a single asset, PIKTOR, an investigational, proprietary, all-oral combination of serabelisib and sapanisertib that is designed to inhibit multiple nodes of the PI3K/AKT/mTOR pathway through PI3K-alpha and dual mTORC1/2 targeting. Accordingly, we treated the Acquisition as an asset acquisition for accounting purposes.

Concurrently with the Acquisition, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which, on February 20, 2026 (the “PIPE Closing”), we issued and sold an aggregate of 14,440.395 shares of Series B Preferred Stock, each share of which is convertible into 1,000 shares of Common Stock (representing 14,440,395 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to receipt of approval of the Required Company Stockholder Matters in accordance with Nasdaq listing rules and the beneficial ownership limitations set by each holder, which may be waived by each holder at any time following the approval by Nasdaq of the Nasdaq Listing Application and approval of the Required Company Stockholder Matters, at a price of $13,850 per share of Series B Preferred Stock (or approximately $13.85 per share on an as-converted-to-common basis) for aggregate gross proceeds of approximately $200 million.

On February 17, 2026, we entered into a Registration Rights Agreement (the “RRA”) with the Investors. Pursuant to the RRA, we are obligated to prepare and file a resale registration statement with the SEC within 75 calendar days following the closing of the 2026 Private Placement. The RRA also contains customary terms, including an obligation to indemnify the Investors and certain affiliates from certain liabilities relating to any misstatements or omissions in the resale registration statement.

The Acquisition, the 2026 Private Placement and the other transactions and actions contemplated by the Merger Agreement (the “Acquisition Transactions”) were approved by our board of directors and the board of directors and stockholders of Faeth Therapeutics. The closings of the Acquisition Transactions were not subject to the approval of Sensei stockholders.

We have filed a definitive proxy statement with the SEC to solicit approval of the Required Company Stockholder Matters, among other matters, at our 2026 annual meeting of our stockholders (the “Annual Meeting”). Except as otherwise required by law (e.g. voting on a change to the authorized shares of Series B Preferred Stock or the rights of such shares as required by the General Corporation Law of the State of Delaware (“DGCL”)) and the Certificate of Designation, the Series B Preferred Stock does not have voting rights. For more information on the Series B Preferred Stock, please refer to the Certificate of Designation, which is incorporated by reference herein and attached as Exhibit 3.1 of our Current Report on Form 8-K, filed with the SEC on February 18, 2026.

We have filed the Nasdaq Listing Application with Nasdaq. If the Required Company Stockholder Matters and the Nasdaq Listing Application are approved, it is expected that we will change our name to “Faeth Therapeutics, Inc.” and our Common Stock will trade on The Nasdaq Capital Market under the symbol “FTH.”

In connection with the execution of the Merger Agreement, Sensei and Faeth Subsidiary entered into stockholder support agreements (the “Support Agreements”) with certain of Sensei’s officers and directors (solely in their capacities as stockholders), representing 1.5% of the outstanding shares of Common Stock as of April 13, 2026. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Required Company Stockholder Matters, the approval of the Company’s 2026 Equity Incentive Plan and the Company’s 2026 Employee Stock Purchase Plan at the Annual Meeting.

Concurrently and in connection with the execution of the Merger Agreement, certain officers, directors and certain stockholders of Faeth HoldCo as of immediately prior to the Merger, and certain of the directors and officers of Sensei as of immediately prior to the Acquisition entered into lock-up agreements (the “Lock-up Agreements”) with Sensei and Faeth Subsidiary, pursuant to which each such stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock and Series B Preferred Stock held by each such stockholder, subject to certain limited exceptions as set forth in the Lock-Up Agreements.

For more information about the Acquisition Transactions, you should refer to our Current Report on Form 8-K filed with the SEC on February 18, 2026, which is incorporated by reference herein.

Corporate Information

We were originally incorporated as Panacea Pharmaceuticals, Inc., or Panacea, under the laws of the state of Maryland in 1999. In December 2017, we reincorporated in Delaware and changed our name to Sensei Biotherapeutics, Inc. Our principal executive offices are located at 1405 Research Blvd, Rockville, MD 20850. Our telephone number is (240) 243-8000.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, compliance with any new requirements adopted by the PCAOB, disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the requirements of holding advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation not previously approved. Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; and (4) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement filed under the Securities Act. Under current SEC rules, however, we will continue to qualify as a “smaller reporting company” for so long as (i) we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700 million.

Under the JOBS Act, emerging growth companies also can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. Therefore, the reported results of operations contained in our consolidated financial statements may not be directly comparable to those of other public companies.

THE OFFERING

Common stock offered by the Selling Stockholders	Up to an aggregate of 24,868,028 shares of Common Stock, which consist of (i) 10,425,531 Merger Conversion Shares, (ii) 14,440,395 Private Placement Conversion Shares and (iii) 2,102 Warrant Conversion Shares.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares. If the Warrant is exercised for cash, we will, however, receive the net proceeds thereof.

Risk factors	See “Risk Factors” on page 8 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol:	“SNSE”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders. If the Warrant is exercised for cash, we will, however, receive the net proceeds thereof.

Subject to limited exceptions, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to an aggregate of 24,868,028 shares of Common Stock, which consist of (i) 10,425,531 Merger Conversion Shares, (ii) 14,440,395 Private Placement Conversion Shares and (iii) 2,102 Warrant Conversion Shares. The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

On February 17, 2026, we entered into the Purchase Agreement, pursuant to which we sold an aggregate of 14,440.395 shares of Series B Preferred Stock, which are convertible into 14,440,395 shares of Common Stock pursuant to the Certificate of Designation, at an aggregate purchase price of approximately $200 million. Also on February 17, 2026, we completed our acquisition of Faeth Therapeutics in accordance with the Merger Agreement, pursuant to which we issued an aggregate of 10,497.098 shares of Series B Preferred Stock, which are convertible into 10,497,098 shares of Common Stock pursuant to the Certificate of Designation, and the outstanding warrant to purchase shares of Faeth Subsidiary capital stock was converted into a warrant to purchase an aggregate of 2.1020 shares of Series B Preferred Stock, which will be exercisable for 2,102 shares of Common Stock upon conversion of the Series B Preferred Stock.

We are registering the Resale Shares to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

Except as otherwise disclosed herein, the Selling Stockholders do not have, and within the past three years have not had, any material position, office or other material relationship with us.

The following table sets forth the names of the Selling Stockholders, the number of shares of our Common Stock owned by the Selling Stockholders, the number of shares of our Common Stock that may be offered under this prospectus and the number of shares of our Common Stock that will be owned after this offering by the Selling Stockholders assuming all of the shares registered for resale hereby are sold.

The Selling Stockholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares, except for the Lock-Up Agreements. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders, provided that Resale Shares issued upon conversion of Series B Preferred Stock may only be offered after such shares of Series B Preferred Stock are converted to Common Stock pursuant to the terms of the Certificate of Designation.

The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Series B Preferred Stock and the assumption of the Warrant in connection with the Acquisition Transactions. The percentages of Common Stock owned after the offering by each Selling Stockholder below are based on 1,340,333 shares of Common Stock outstanding as of March 31, 2026, and, for each Selling Stockholder, assumes the conversion of only the Series B Preferred Stock owned by such Selling Stockholder but not the Series B Preferred Stock owned by any other Selling Stockholder and, assumes the exercise of the Warrant only for the Selling Stockholder who holds the Warrant.

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus	Common Stock Beneficially Owned After Offering(2)
			Number	Percentage (%)
Suvretta Capital Management, LLC, investment manager for entities affiliated with Averill(3)	2,020,103	1,985,554	34,549	1.0%
Avoro Life Sciences Fund LLC(4)	1,444,039	1,444,039	—	*
Entities affiliated with Baker Bros. Advisors LP(5)	1,444,039	1,444,039	—	*
Atlas Private Holdings (Cayman) Ltd.(6)	902,525	902,525	—	*
Cormorant Global Healthcare GP, LLC, General Partner to Cormorant Global Healthcare Master Fund, LP(7)	722,020	722,020	—	*
Fairmount Healthcare Fund II L.P.(8)	722,020	722,020	—	*
Logos Opportunities Fund V LP(9)	722,020	722,020	—	*
RA Capital Healthcare Fund GP, LLC, General Partner of RA Capital Healthcare Fund, L.P.(10)	722,020	722,020	—	*
Columbia Management Investment Advisers, LLC, Investment Manager to Seligman Healthcare Spectrum (Master) Fund(11)	722,020	722,020	—	*
Entities affiliated with Vivo Opportunity Fund(12)	722,020	722,020	—	*
Entities affiliated with ADAR1 Capital Management(13)	361,010	361,010	—	*
B Group Capital LLC(14)	610,169	610,169	—	*
Accounts managed by Caligan Partners(15)	487,012	361,010	126,002	7.4%
Ikarian Capital, LLC as investment advisor to entities affiliated with Boothbay(16)	85,858	84,583	1,275	*
Entities affiliated with EcoR1 Capital LLC(19)	361,010	361,010	—	*
Entities affiliated with Franklin Advisers, Inc.(20)	494,502	361,010	133,492	7.8%
Octagon Investments Master Fund LP(21)	361,010	361,010	—	*
SILV Fund, Ltd.(22)	361,010	361,010	—	*
Trails Edge Biotechnology Master Fund, LP(23)	486,010	361,010	125,000	7.3%
Woodline Master Fund LP(24)	361,010	361,010	—	*
Ikarian Capital, LLC, Investment Manager to Ikarian Healthcare Master Fund, LP(25)	209,301	204,225	5,076	*
Boxer Capital Master Fund, LP(26)	180,505	180,505	—	*
Entities affiliated with Marshall Wace LLP(27)	218,034	180,505	37,529	2.5%
Affinity Healthcare Fund, LP(28)	144,404	144,404	—	*
Alyeska Master Fund, LP(29)	144,404	144,404	—	*
Entities affiliated with Special Situations Fund(30)	73,044	72,201	843	*
Squadron Master Fund LP(31)	72,201	72,201	—	*
Able Partners NYC, LLC(32)	9,176	9,176	—	*

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus	Common Stock Beneficially Owned After Offering(2)
			Number	Percentage (%)
Entities affiliated with AgFunder(33)	4,148	4,148	—	*
Alpha Capital Corp.(34)	62,264	62,264	—	*
Anand Parikh(35)	804,361	761,428	42,933	2.0%
Angelle Advisors LLC(36)	18,679	18,679	—	*
Anne C. Harrison(37)	12,453	12,453	—	*
Apple Island Investment Fund I(38)	18,352	18,352	—	*
Bar Investments LLC(39)	13,698	13,698	—	*
Benjamin D. Hopkins(40)	79,731	79,731	—	*
Burnett F. King(41)	4,980	4,980	—	*
Cantley GRAT Remainder Trust f/b/o Alexandra Cantley u/d/t 7/1/16(42)	26,577	26,577	—	*
Cantley GRAT Remainder Trust f/b/o Mariko Cantley u/d/t 7/1/16(42)	26,577	26,577	—	*
Entities affiliated with Cantos Ventures(43)	145,552	145,552	—	*
Entities affiliated with Consolidated Investments International Series B(44)	143,135	143,135	—	*
Daniel J. Conway(45)	2,972	2,972	—	*
Debbie Chirnomas(46)	156,669	156,669	—	*
Domen Kampjut(47)	2,610	1,016	1,594	*
FA-0611 Fund I, a series of Umami Capital, LP(48)	27,262	27,262	—	*
Faeth Investments, LLC(49)	124,527	124,527	—	*
Felix Gurevich 2023 Family Trust(50)	39,849	39,849	—	*
Fund I, a series of Avicella Capital Fund, LP(51)	249,053	249,053	—	*
Entities affiliated with Future Ventures(52)	1,016,455	1,016,455	—	*
Georgina F. Steele(53)	94	94	—	*
Greg Hannon(54)	79,731	79,731	—	*
Greg Mork(55)	13,516	13,516	—	*
Entities affiliated with iSelect Funds(56)	45,557	45,557	—	*
Javier Piggee(57)	3,320	3,320	—	*
Jayson Dallas(58)	44,763	44,763	—	*
H. Jonathan G. Lindström(59)	3,421	100	3,321	*
Karen H. Vousden(60)	79,731	79,731	—	*
Katelyn Patterson(61)	623	623	—	*
KdT Ventures Fund II, LP(62)	114,885	114,885	—	*
Entities affiliated with Khosla Ventures(63)	2,632,232	2,632,232	—	*
Lewis Cantley(64)	26,578	26,578	—	*
Marcus Goncalves(65)	79,731	79,731	—	*
Margao II, LP(66)	18,679	18,679	—	*
Marina Sheyfer 2023 Family Trust(67)	59,773	59,773	—	*
Mars Health Fund I, LLC(68)	223,818	223,818	—	*
Oliver D.K. Maddocks(69)	458,927	458,927	—	*
Petros A. Tyrakis(70)	6,135	1,862	4,273	*
Robert Gould(71)	27,783	27,783	—	*
Ryan O’Connor(72)	262	262	—	*
Ryan W. Whitney(73)	14,237	14,237	—	*
S2G Builders Food & Agriculture Fund III, LP(74)	2,919,672	2,919,672	—	*

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus	Common Stock Beneficially Owned After Offering(2)
			Number	Percentage (%)
S3 Partners Group, LLLP(75)	18,352	18,352	—	*
Scott W. Lowe(76)	79,731	79,731	—	*
Siddhartha Mukherjee(77)	119,597	119,597	—	*
Simon R.V. Knott(78)	79,731	79,731	—	*
Stephen M. Hahn(79)	44,763	44,763	—	*
Todd A. Young(80)	7,915	7,915	—	*
Entities affiliated with Unshackled Ventures(81)	35,856	35,856	—	*
Western Alliance Bancorp(82)	2,102	2,102	—	*

*	Less than 1%
(1)

To our knowledge, unless otherwise indicated, all persons named in the table above have sole voting and investment power with respect to their shares of Common Stock. Unless an address is provided below, the address for the holder is 75 State Street, Suite 100, Boston, MA 02109.

(2)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts assume the sale of all Common Stock that may be offered pursuant to this prospectus without taking into account certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred into shares of Common Stock (i) prior to the approval of the Required Company Stockholder Matters and the Nasdaq Listing Application or (ii) if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (established by the holder between 4.99% and 19.99%) (the “Beneficial Ownership Limitation”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, which Beneficial Ownership Limitation may be waived by each holder at any time following the approval by Nasdaq of the Nasdaq Listing Application and approval of the Required Company Stockholder Matters.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 1,693,082 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Averill Master Fund, Ltd. (“Averill Master”), (ii) 292,472 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Averill Madison Master Fund, Ltd. (“Averill Madison”), (iii) 29,570 shares of Common Stock held by Averill Master and (iv) 4,979 shares of Common Stock held by Averill Madison. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 1,693,082 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Averill Master in the 2026 Private Placement and the 292,472 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Averill Madison in the 2026 Private Placement. The shares reported under “Common Stock Beneficially Owned After Offering” consist of (i) 29,570 shares of Common Stock held by Averill Master (ii) 4,979 shares of Common Stock held by Averill Madison. Suvretta Capital Management, LLC (“Suvretta”) is the investment manager of Averill Master and Averill Madison. Aaron Cowen is a control person of Suvretta and as such may be deemed to beneficially own these shares. Mr. Cowen disclaims beneficial ownership of all shares of Common Stock beneficially held by Averill Master and Averill Madison, other than, to the extent of any pecuniary interest therein. The address of the principal business office of Suvretta, Mr. Cowen, Averill Master and Averill Madison is 540 Madison Avenue, 7th Floor, New York, NY 10022. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Averill Master and Averill Madison are subject to a Beneficial Ownership Limitation of 9.99%.

(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 1,444,039 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Avoro Life Sciences Fund LLC (“Avoro”), all of which were issued in the 2026 Private Placement. Avoro Capital Advisors LLC (“Avoro Capital”) is the investment advisor for Avoro. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro Capital and may be deemed to have investment discretion and voting power over the shares held by Avoro. Dr. Aghazadeh disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares, if any. The address of Avoro is 110 Greene Street, Suite 800, New York, NY 10012. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Avoro are subject to a Beneficial Ownership Limitation of 9.99%.

(5)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 1,364,936 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Baker Brothers Life Sciences, L.P. (“BBLS”) and (ii) 79,103 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by 667, L.P. (“667, L.P.” and together with BBLS, the “Baker Funds”), all of which were issued in the 2026 Private Placement. Baker Bros Advisors LP is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the shares held by the Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC, Felix J. Baker, Julian C. Baker and Baker Bros. Advisors L.P. may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, Baker Bros. Advisors L.P. and Baker Bros. Advisors (GP) LLC disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Baker Funds are subject to a Beneficial Ownership Limitation of 4.99%.

(6)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 902,525 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Atlas Private Holdings (Cayman) Ltd., all of which were issued in the 2026 Private Placement. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the securities held by Atlas Private Holdings (Cayman) Ltd. The address for Atlas Private Holdings (Cayman) Ltd. and Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, IL 60606. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Atlas Private Holdings (Cayman) Ltd. are subject to a Beneficial Ownership Limitation of 9.99%.

(7)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 722,020 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Cormorant Global Healthcare Master Fund, LP (“Cormorant”), all of which were issued in the 2026 Private Placement. Cormorant Global Healthcare GP, LLC serves as the general partner of Cormorant. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC. Each of Cormorant Global Healthcare GP, LLC and Ms. Chen disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein. Ms. Chen, as the managing member of Cormorant Global Healthcare GP, LLC, has sole voting and investment control over the shares of Common Stock held by Cormorant Global Healthcare Master Fund, LP. The address for Cormorant Global Healthcare Master Fund, LP is 200 Clarendon Street, 52nd Floor, Boston, MA 02116. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Cormorant are subject to a Beneficial Ownership Limitation of 9.99%.

(8)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 722,020 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Fairmount Healthcare Fund II LP (“Fairmount”), all of which were issued in the 2026 Private Placement. Fairmount Funds Management LLC

(“Fairmount Funds Management”) serves as investment manager for Fairmount and may be deemed a beneficial owner of any securities of the Company held by Fairmount. Fairmount has delegated to Fairmount Funds Management the sole power to vote and the sole power to dispose of all securities held in Fairmount’s portfolio. Because Fairmount has divested itself of voting and investment power over the securities it holds and may not revoke that delegation on less than 61 days’ notice, Fairmount disclaims beneficial ownership of the securities they hold. As managers of Fairmount Funds Management, Peter Harwin and Tomas Kiselak may be deemed beneficial owners of any securities of the Company beneficially owned by Fairmount Funds Management. Fairmount Funds Management, Mr. Harwin and Mr. Kiselak disclaim beneficial ownership of securities held by Fairmount, except to the extent of their pecuniary interest therein. The address for the beneficial owners is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Fairmount are subject to a Beneficial Ownership Limitation of 4.99%.
(9)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 722,020 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Logos Opportunities Fund V LP (“LOF V”), all of which were issued in the 2026 Private Placement. Logos Opportunities V GP LLC (“GP V”) is the general partner of Logos Opportunities Fund V LP and may be deemed to have beneficial ownership of these shares. Arsani William and Graham Walmsley are the members of GP V. Dr. William and Dr. Walmsley disclaim beneficial ownership of these securities except to the extent of each’s pecuniary interest therein. The address for Logos entities is One Letterman Drive, Building C, Suite C3-350, San Francisco, California 94129. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Logos are subject to a Beneficial Ownership Limitation of 9.99%.

(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 722,020 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by RA Capital Healthcare Fund, L.P. (“RA Capital Fund”), all of which were issued in the 2026 Private Placement. RA Capital Management, L.P. serves as an investment manager for RA Capital Fund. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by the Fund and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein and other than for purposes of determining their obligations under Section 13(d) of the Exchange Act. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by RA Capital Fund are subject to a Beneficial Ownership Limitation of 9.99%.

(11)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 722,020 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Seligman Healthcare Spectrum (Master) Fund (“Seligman”), all of which were issued in the 2026 Private Placement. Columbia Management Investment Advisers, LLC serves as an investment manager for Seligman. The principal business address of the persons and entities listed above is c/o Columbia Management Investment Advisors LLC 290 Congress Street, Boston, MA 02210. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Seligman are subject to a Beneficial Ownership Limitation of 9.99%.

(12)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 66,240 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Vivo Opportunity Cayman Fund, L.P. (“Vivo Cayman Fund”) and (ii) 655,780 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Vivo Opportunity Fund Holdings, L.P. (“Vivo Opportunity Fund” and together with Vivo Cayman Fund, the “Vivo Funds”), all of which were issued in the 2026 Private Placement. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund. Vivo Opportunity

Cayman, LLC is the general partner of Vivo Cayman Fund. The voting members of each of Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC are Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to the shares held by Vivo Opportunity Fund Holdings, L.P. or Vivo Opportunity Cayman Fund, L.P. The address of the individuals and entities referenced in this footnote is 192 Lytton Avenue, Palo Alto, California 94301. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Vivo Funds are subject to a Beneficial Ownership Limitation of 9.99%.
(13)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 314,079 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by ADAR1 Partners, LP (“ADAR1”) and (ii) 46,931 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Spearhead Insurance Solutions IDF, LLC—Series ADAR1 (“Spearhead”, and together with ADAR1, the “ADAR1 Funds”), all of which were issued in the 2026 Private Placement. The investment manager of ADAR1 and the sub-adviser of Spearhead is ADAR1 Capital Management, LLC. The general partner of ADAR1 is ADAR1 Capital Management GP, LLC. The manager of ADAR1 Capital Management, LLC and ADAR1 Capital Management GP, LLC is Daniel Schneeberger. This individual may be deemed to have shared voting and investment power of the shares held by the ADAR1 Funds. This individual disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address for ADAR1 and Daniel Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738. The address for Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the ADAR1 Funds are subject to a Beneficial Ownership Limitation of 4.99%.

(14)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 361,010 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by B Group Capital LLC issued to B Group Capital LLC in the 2026 Private Placement and (ii) 249,159 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by B Group Capital LLC issued to B Group Capital LLC in the Acquisition. Branden B. Muhl as the manager of B Group Capital LLC has the power to vote and dispose of the securities held by B Group Capital LLC. The principal business address of these persons and entities is 2900 McKinnon St. Suite 1101, Dallas, TX 75201. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by B Group Capital LLC are subject to a Beneficial Ownership Limitation of 19.99%.

(15)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 281,120 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Caligan Partners Master Fund LP (“Caligan Fund”), (ii) 79,890 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by certain accounts managed by Caligan (the “Managed Accounts”) (iii) 98,343 shares of Common Stock held by Caligan Fund and (iv) 27,659 shares of Common Stock held by the Managed Accounts. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 281,120 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Caligan Fund and 79,890 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to the Managed Accounts in the 2026 Private Placement. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 98,343 shares of Common Stock held by Caligan Fund and 27,659 shares of Common Stock held by the Managed Accounts. Caligan Partners LP (“Caligan”) serves indirectly as the investment manager to the Caligan Fund and the Managed Accounts. David Johnson is the Managing Partner of Caligan and Managing Member of Caligan Partners GP LLC, the general partner of Caligan, and may be deemed to have voting and investment power over the securities beneficially owned by Caligan and Caligan Fund. The address of the foregoing entities and person is 780 Third Avenue, 30th Floor, New York, New York 10017. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Caligan Fund and the Managed Accounts are subject to a Beneficial Ownership Limitation of 9.99%.

(16)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 20,999 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by

Boothbay Diversified Alpha Master Fund LP (“BBDAMF”), (ii) 63,584 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Boothbay Absolute Return Strategies, LP (“BBARS”), (iii) 192 shares of Common Stock held by BBDAMF, (iv) 1,083 shares of Common Stock held by BBARS, and does not include the shares of Common Stock reported in Footnote (25). The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 20,999 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to BBDAMF and the 63,584 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to BBARS in the 2026 Private Placement. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 192 shares of Common Stock held by BBDAMF and 1,083 shares of Common Stock held by BBARS. BBARS and BBDAMF are managed by Boothbay Fund Management, LLC (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS and BBDAMF, has delegated to Ikarian Capital, LLC (“Ikarian”), the power to vote and the power to direct the disposition of the shares held by BBDAMF and BBARS. Ari Glass is the Managing Member of Boothbay. Because Boothbay has divested itself of voting and investment power over the securities it beneficially owns and may not revoke that delegation on less than 61 days’ notice, each of BBARS, BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. Neil Shahrestani is the Chief Executive Officer of Ikarian. The business address of each of the foregoing entities and persons is c/o Ikarian Capital, LLC, 100 Crescent Court, Suite 1620, Dallas, TX 75201. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by BBDAMF and BBARS are subject to a Beneficial Ownership Limitations of 4.99%.
(17)	[Reserved.]
(18)	[Reserved.]
(19)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 23,357 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by EcoR1 Capital Fund, L.P. (“EcoR1 Capital Fund”) and (ii) 337,653 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by EcoR1 Capital Fund Qualified, L.P. (“EcoR1 Qualified Fund”, together with the EcoR1 Capital Fund, the “EcoR1 Funds”), all of which were issued in the 2026 Private Placement. EcoR1 Capital, LLC (“EcoR1”) is the general partner of the EcoR1 Funds. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive and voting power over the shares held by the EcoR1 Funds. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest therein. The address of the above persons is 357 Tehama Street #3, San Francisco, CA 94103. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the EcoR1 Funds are subject to a Beneficial Ownership Limitation of 9.99%.

(20)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 131,940 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Franklin Strategic Series—Franklin Biotechnology Discovery Fund (“Franklin Strategic”), (ii) 229,070 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Franklin Templeton Investment Funds—Franklin Biotechnology Discovery Fund (“Franklin Templeton”), (iii) 48,771 shares of Common Stock held by Franklin Strategic and (iv) 84,721 shares of Common Stock held by Franklin Templeton. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 131,940 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Franklin Strategic in the 2026 Private Placement and the 229,070 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Franklin Templeton in the 2026 Private Placement. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 48,771 shares of Common Stock held by Franklin Strategic and 84,721 shares of Common Stock held by Franklin Templeton. Franklin Advisers, Inc., an SEC registered broker-dealer, is the investment adviser to both Franklin Strategic and Franklin Templeton. Evan McCulloch is the portfolio manager for both Franklin Strategic and Franklin Templeton. Mr. McCulloch may be deemed to have voting and investment power over the securities held by Franklin Strategic and Franklin Templeton. The address of Franklin Strategic is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403. The address of Franklin Templeton is 8A Rue Albert Borschette, 1246 Kirchberg, Luxembourg. The shares of Common

Stock issuable upon conversion of the shares of Series B Preferred Stock held by Franklin Strategic and Franklin Templeton are subject to a Beneficial Ownership Limitation of 9.99%.
(21)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 361,010 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Octagon Investments Master Fund LP (“Octagon”), all of which were issued in the 2026 Private Placement. Octagon Capital Advisors LP is the Investment Manager of Octagon Investments Master Fund LP. Ting Jia, Ph.D. is the founder, managing member and Chief Investment Officer of Octagon Capital Advisors LP. By virtue of such relationships, Dr. Jia and Octagon Capital Advisors LP may be deemed to have voting and investment power of the shares held by Octagon Investments Master Fund LP. Each of Dr. Jia and Octagon Capital Advisors LP disclaims beneficial ownership of the shares held by Octagon Investments Master Fund LP, except to the extent of his or its pecuniary interest therein, if any. The address for each of Dr. Jia, Octagon Capital Advisors LP and Octagon Investments Master Fund LP is 654 Madison Avenue, 21st Floor, New York, NY 10065. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Octagon are subject to a Beneficial Ownership Limitation of 9.99%.

(22)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 361,010 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by SILV Fund, Ltd. (“SILV Fund”), all of which were issued in the 2026 Private Placement. Sirenia Capital Management LP (“Sirenia”) has investment and voting power with respect to the securities held by certain investment funds it manages, including SILV Fund. Sirenia Capital Management GP LLC (“Sirenia GP”) is the general partner of Sirenia. Alex Silverstein is the managing member of Sirenia GP. Each of SILV Fund, Sirenia GP and Mr. Silverstein disclaim beneficial ownership over such securities. The business address for the individual and entities referenced in this footnote is c/o Sirenia Capital Management LP, 1674 Meridian Avenue, Suite 320, Miami Beach, FL 33139. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by SILV Fund are subject to a Beneficial Ownership Limitation of 9.99%.

(23)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 361,010 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Trails Edge Biotechnology Master Fund, LP (“Trails Edge Biotechnology”) and (ii) 125,000 shares of Common Stock held by Trails Edge Biotechnology. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 361,010 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Trails Edge Biotechnology in the 2026 Private Placement. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 125,000 shares of Common Stock held by Trails Edge Biotechnology. Trails Edge Capital Partners, LP (“Trails Edge Capital”) is the investment manager to Trails Edge Biotechnology and may be deemed to beneficially own these securities. Mr. Yehudai, as the Chief Investment Officer of Trails Edge Capital, exercises voting and investment discretion with respect to these securities and as such may be deemed to beneficially own such securities. The address of these funds and persons is 3445 Peachtree Road NE, Atlanta, GA 30326. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Trails Edge Biotechnology are subject to a Beneficial Ownership Limitation of 9.99%.

(24)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 361,010 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Woodline Master Fund LP (“Woodline”). The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 361,010 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Woodline in the 2026 Private Placement. Woodline Partners LP serves as the investment manager of Woodline and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Woodline are subject to a Beneficial Ownership Limitation of 9.99%.

(25)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 204,225 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Ikarian Healthcare Master Fund, LP (“Ikarian”), (ii) 5,076 shares of Common Stock held by Ikarian, and does not include the shares reported in Footnote (16). The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 204,225 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Ikarian in the 2026 Private Placement. Neil Shahrestani may be deemed to be the beneficial owner of the shares held by Ikarian and disclaims such beneficial ownership of the shares held by Ikarian, except to the extent of his pecuniary interest therein if any. The address for Ikarian is 100 Crescent Ct., Suite 1620, Dallas, TX 75201. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Ikarian are subject to a Beneficial Ownership Limitation of 4.99%.

(26)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 180,505 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Boxer Capital Master Fund, LP (“Boxer Fund”), all of which were issued in the 2026 Private Placement. Aaron Davis has voting and dispositive power over the securities held by Boxer Fund. The address of Boxer Fund is 12860 El Camino Real, Ste 300 San Diego, CA 92130. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Boxer Fund are subject to a Beneficial Ownership Limitation of 4.99%.

(27)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 150,421 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Marshall Wace Investment Strategies—Eureka Fund (“Eureka Fund”), (ii) 30,084 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by MW XO Health Innovations Fund II (“MW XO”) and (iii) 37,529 shares of Common Stock held by Eureka Fund. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 150,421 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Eureka Fund in the 2026 Private Placement and the 30,084 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to MW XO in the 2026 Private Placement. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 37,529 shares of Common Stock held by the Eureka Fund. Marshall Wace LLP is the investment manager to the Eureka Fund. Marshall Wace North America L.P. is the investment manager to MW XO. The address of the foregoing entities is George House, 131 Sloane Street, London, SW1X 9AT. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Eureka Fund and MW XO are subject to a Beneficial Ownership Limitation of 4.99%.

(28)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 144,404 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Affinity Healthcare Fund L.P., all of which were issued in the 2026 Private Placement. Affinity Asset Advisors, LLC is the investment manager of Affinity Healthcare Fund L.P., and Michael Cho may be deemed to indirectly beneficially own the securities directly held by Affinity Healthcare Fund L.P. The address of Affinity Healthcare Fund L.P., Affinity Asset Advisors, LLC and Mr. Cho is 450 Park Avenue, Suite 1403, New York, NY 10022. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Affinity Healthcare Fund L.P. are subject to a Beneficial Ownership Limitation of 9.99%.

(29)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 144,404 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Alyeska Master Fund, L.P. (“Alyeska Master Fund”), all of which were issued in the 2026 Private Placement. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands.

Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Alyeska Master Fund, L.P. are subject to a Beneficial Ownership Limitation of 9.99%.
(30)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 18,050 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Special Situations Life Sciences Fund, L.P. (“SS Life Sciences”), (ii) 41,929 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Special Situations Fund III QP, L.P. (“SS QP”), (iii) 12,222 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Special Situations Cayman Fund, L.P. (“SS Cayman” and, together with SS Life Sciences and SS QP, the “Special Situations Funds”), (iv) 211 shares of Common Stock held by SS Life Sciences, (v) 487 shares of Common Stock held by SS QP and (vi) 145 shares of Common Stock held by SS Cayman. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 18,050 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to SS Life Sciences in the 2026 Private Placement, the 41,929 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to SS QP in the 2026 Private Placement and the 12,222 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to SS Cayman in the 2026 Private Placement. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 211 shares of Common Stock held by SS Life Sciences, 487 shares of Common Stock held by SS QP and 145 shares of Common Stock held by SS Cayman. A WM Investment Company, Inc. (“A WM”) is the investment adviser to each of the Special Situations Funds. David Greenhouse and Adam Stettner are the principal owners of A WM. Through their control of A WM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the Special Situations Funds. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest each of them may have therein. The address of AWM, each of the Special Situations Funds and Messrs. Greenhouse and Stettner is 527 Madison Avenue, Suite 2600, New York, NY 10022. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Special Situations Funds are subject to a Beneficial Ownership Limitation of 9.99%.

(31)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 72,201 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Squadron Master Fund LP, all of which were issued in the 2026 Private Placement. Squadron Capital Management LLC serves as investment adviser to Squadron Master Fund LP and may be deemed to be the beneficial owner of all securities held by the fund. Matthew Sesterhenn and William F. Blank III, as Partners of Squadron Capital Management LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all securities held by the funds. Squadron Capital Management LLC and Messrs. Sesterhenn and Blank disclaim beneficial ownership over any of the securities. The address of Squadron Capital Management LLC is 999 Oakmont Plaza Drive, Suite 600, Westmont, IL 60559. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Squadron Master Fund LP are subject to a Beneficial Ownership Limitation of 9.99%.

(32)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 9,176 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Able Partners NYC, LLC (“Able Partners”), all of which were issued in the Acquisition. Lisa Blau may be deemed to be beneficial owner of securities held by Able Partners. The address for Able Partners is 30 Hudson Yards, FL 72, New York, NY 10001. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Able Partners are subject to a Beneficial Ownership Limitation of 19.99%.

(33)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 1,861 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by AgFunder Fund IV, L.P. (“AgFunder IV”) and (ii) 2,287 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by AgFunder Co-Investment Fund III, A Series of AgFunder Master Fund, LLC (“AgFunder Co-Investment”), all of which were issued in the Acquisition. Donald Rob Leclerc may be deemed to have investment discretion and voting power over the shares held by the AgFunder IV and AgFunder Co-Investment. The address for AgFunder IV and AgFunder Co-Investment is 595 Pacific Ave, 4th Floor, San Francisco, CA 94133. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by AgFunder IV and AgFunder Co-Investment each are subject to a Beneficial Ownership Limitation of 19.99%.
(34)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 62,264 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Alpha Capital Corp., all of which were issued in the Acquisition. Jaime Javier Montealegre may be deemed to be beneficial owner of securities held by Alpha Capital Corp. The address for Alpha Capital Corp. is c/o Fox Horan & Camerini LLP (RUB/ABF) 885 Third Avenue, Floor 17, New York, NY 10022. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Alpha Capital Corp. are subject to a Beneficial Ownership Limitation of 19.99%.

(35)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 761,428 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Anand Parikh and (ii) 42,933 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 761,428 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Mr. Parikh in the Acquisition. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 42,933 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Mr. Parikh are subject to a Beneficial Ownership Limitation of 19.99%.

(36)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 18,679 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Angelle Advisors LLC, all of which were issued in the Acquisition. Chris Wang serves as the controlling person of Angelle Advisors LLC and may be deemed to have investment discretion and voting power over the shares held by Angelle Advisors LLC. The address for Angelle Advisors LLC is 5348 Vegas Drive, Suite 947, Las Vegas, NV 89108. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Angelle Advisors LLC are subject to a Beneficial Ownership Limitation of 19.99%.

(37)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 12,453 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Anne C. Harrison, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Anne C. Harrison are subject to a Beneficial Ownership Limitation of 19.99%.

(38)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 18,352 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Apple Island Investment Fund I LLC (“Apple Island”), all of which were issued in the Acquisition. Sachin Gupta serves as the controlling person of Apple Island and may be deemed to have investment discretion and voting power over the shares held by Apple Island. The address for Apple Island is 820 S. Washington, Hinsdale, IL 60521. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Apple Island are subject to a Beneficial Ownership Limitation of 19.99%.

(39)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 13,698 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Bar Investments LLC, all of which were issued in the Acquisition. Prashanth Reddy serves as the controlling person of Bar Investments LLC and may be deemed to have investment discretion and voting power over the shares held by Bar Investments LLC. The address for Bar Investments LLC is 700 E Ogden, Suite 305, Westmont, IL 60559. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Bar Investments LLC are subject to a Beneficial Ownership Limitation of 19.99%.

(40)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 79,731 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Benjamin D. Hopkins, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Benjamin D. Hopkins are subject to a Beneficial Ownership Limitation of 19.99%.

(41)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 4,980 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Burnett F. King, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Burnett F. King are subject to a Beneficial Ownership Limitation of 19.99%.

(42)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 26,577 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Cantley GRAT Remainder Trust f/b/o Alexandra Cantley u/d/t 7/1/16 (“A. Cantley Trust”) and (ii) 26,577 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Cantley GRAT Remainder Trust f/b/o Mariko Cantley u/d/t 7/1/16 (“M. Cantley Trust”), all of which were issued in the Acquisition. Vicki Sato may be deemed to have investment discretion and voting power over the shares held by the A. Cantley Trust and the M. Cantley Trust. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the A. Cantley Trust and the M. Cantley Trust are subject to a Beneficial Ownership Limitation of 19.99%.

(43)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consists of (i) 18,608 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Cantos Ivy, L.L.C. (“Cantos Ivy”), (ii) 118,207 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Cantos Ventures III, L.P. (“Cantos Ventures”) and (iii) 8,737 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by FA Fund I, a series of Cantos Ventures Funds, LP (“FA Fund”), all of which were issued in the Acquisition. Julian Rountree may be deemed to have investment discretion and voting power over the shares held by Cantos Ivy, Cantos Ventures and FA Fund. The address for Cantos Ivy and Cantos Ventures is 595 Pacific Ave, 4th Floor, San Francisco, CA 94133. The address for FA Fund is PO Box 3217, Seattle, WA 98114. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Cantos Ivy, Cantos Ventures and FA Fund are subject to a Beneficial Ownership Limitation of 19.99%.

(44)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 18,608 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Consolidated Investments International, LLC Series B (“Consolidated Investments Series B”) and (ii) 124,527 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Consolidated Investments International, LLC Series G (“Consolidated Investments Series G”), all of which were issued in the Acquisition. Robert Granieri serves as the sole member of each of Consolidated Investments Series B and Consolidated Investments Series G and may be deemed to have investment discretion and voting power over the shares held by Consolidated Investments Series B and Consolidated Investments Series G. The address for Consolidated Investments Series B and Consolidated Investments Series G is 500 Mamaroneck Avenue, Suite 301, Harrison, NY 10528. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Consolidated Investments Series B and Consolidated Investments Series G are subject to a Beneficial Ownership Limitation of 19.99%.

(45)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 2,972 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Daniel J. Conway, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Daniel J. Conway are subject to a Beneficial Ownership Limitation of 19.99%.

(46)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 156,669 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Debbie Chirnomas, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Debbie Chirnomas are subject to a Beneficial Ownership Limitation of 19.99%.
(47)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of (i) 1,016 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Domen Kampjut and (ii) 1,594 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 1,016 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Domen Kampjut in the Acquisition. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 1,594 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Domen Kampjut are subject to a Beneficial Ownership Limitation of 19.99%.

(48)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 27,262 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by FA-0611 Fund I, a series of Umami Capital, LP (“FA-0611”), all of which were issued in the Acquisition. James Lu Morrissey serves as the controlling person of FA-0611 and may be deemed to have investment discretion and voting power over the shares held by FA-0611. Mr. Morrissey disclaims beneficial ownership of these shares. The address for FA-0611 is PO Box 3217, Seattle, WA 98114. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by FA-0611 are subject to a Beneficial Ownership Limitation of 19.99%.

(49)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 124,527 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Faeth Investments, LLC, all of which were issued in the Acquisition. Rodney H. Thomas may be deemed to be beneficial owner of securities held by Faeth Investments, LLC. The address for Faeth Investments, LLC is 12647 Olive Blvd, Ste. 510, St. Louis, MO 63141. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Faeth Investments, LLC are subject to a Beneficial Ownership Limitation of 19.99%.

(50)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 39,849 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by the Felix Gurevich 2023 Family Trust (the “Gurevich Trust”), all of which were issued in the Acquisition. Does not include the shares reported in Footnote (67). Felix Gurevich serves as the controlling person of the Gurevich Trust and may be deemed to have investment discretion and voting power over the shares held by the Gurevich Trust. The address for the Gurevich Trust is 17305 Ponte Chiasso Dr., Boca Raton, FL 33496. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Gurevich Trust are subject to a Beneficial Ownership Limitation of 19.99%.

(51)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 249,053 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Fund I, a series of Avicella Capital Fund, LP (“Avicella Fund I”), all of which were issued in the Acquisition. Gennady Bratslavsky serves as the controlling person of Avicella Fund I and may be deemed to have investment discretion and voting power over the shares held by Avicella Fund I. Mr. Bratslavsky disclaims beneficial ownership of these shares. The address for Fund I is PO Box 3217, Seattle, WA 98114. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Avicella Fund I are subject to a Beneficial Ownership Limitation of 19.99%.

(52)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 955,468 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Future Ventures L.P. (“Future Ventures”) and (ii) 60,987 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Future Ventures Side Fund, L.P. (“Future Side Fund”), all of which were issued in the Acquisition. Steve Jurvetson and Maryanna Saenko serve as the controlling persons of Future Ventures and Future Side Fund and may be deemed to have investment discretion and voting power over the shares held by Future Ventures and Future Side Fund. The address for Future Ventures and Future Side Fund is 465 First Street, Los Altos, CA 94022. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Future Ventures and Future Side Fund are subject to a Beneficial Ownership Limitation of 19.99%.
(53)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 94 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Georgina F. Steele, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Georgina F. Steele are subject to a Beneficial Ownership Limitation of 19.99%.

(54)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 79,731 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Greg Hannon, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Mr. Hannon are subject to a Beneficial Ownership Limitation of 19.99%.

(55)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 13,516 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Greg Mork, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Mr. Mork are subject to a Beneficial Ownership Limitation of 19.99%.

(56)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 32,227 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by iSelect Qualified Purchaser Fund, LLC (“iSelect Purchaser”) and (ii) 13,330 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by iSelect Innovation Fund (B) I, LLC (“iSelect Innovation”), all of which were issued in the Acquisition. James Carter Williams serves as the controlling person of iSelect Purchaser and iSelect Innovation and may be deemed to have investment discretion and voting power over the shares held by iSelect Purchaser and iSelect Innovation. The address for iSelect Purchaser and iSelect Innovation is 7750 Maryland Avenue, Box 11826, St. Louis, MO 63105. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by iSelect Purchaser and iSelect Innovation are subject to a Beneficial Ownership Limitation of 19.99%.

(57)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 3,320 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Javier Piggee, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Mr. Piggee are subject to a Beneficial Ownership Limitation of 19.99%.

(58)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 44,763 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Jayson Dallas, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Mr. Dallas are subject to a Beneficial Ownership Limitation of 19.99%.

(59)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consists of (i) 100 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by H. Jonathan G. Lindström and (ii) 3,321 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 100 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Mr. Lindström in the Acquisition. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 3,321 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Mr. Lindström are subject to a Beneficial Ownership Limitation of 19.99%.

(60)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 79,731 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Karen H. Vousden, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Karen H. Vousden are subject to a Beneficial Ownership Limitation of 19.99%.

(61)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 623 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Katelyn M. Patterson, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Katelyn M. Patterson are subject to a Beneficial Ownership Limitation of 19.99%.

(62)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 114,885 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by KdT Ventures Fund II, LP (“KdT Ventures”), all of which were issued in the Acquisition. Mack Healy may be deemed to be beneficial owner of securities held by KdT Ventures. The address for KdT Ventures is 910 Juniper St., Austin, TX 78702. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by KdT Ventures are subject to a Beneficial Ownership Limitation of 19.99%.

(63)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consists of (i) 988,883 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Khosla Ventures Series D, LP (“KV Seed D LP”) and (ii) 1,643,349 shares of Common Stock issuable upon conversion of Series B Preferred Stock held by Khosla Ventures VI, LP (“KV VI LP”, and, together with KV Seed D LP, “Khosla Ventures”), all of which were issued in the Acquisition. Khosla Ventures Seed Associates D, LLC (“KV Seed D GP”) is the general partner of KV Seed D LP. Khosla Ventures Associates VI, LLC (“KV VI GP”) is the general partner of KV VI LP. Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of each of KV Seed GP and KV VI GP. Each of KV Seed D GP, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV Seed D LP, and each of KV Seed D GP, VK Services, and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV Seed D LP. Each of KV VI GP, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV VI LP, and each of KV VI GP, VK Services, and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV VI LP. Each reporting person disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interests therein. The address for each entity is 2128 Sand Hill Road, Menlo Park, CA 94025. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Khosla Ventures are subject to a Beneficial Ownership Limitation of 19.99%.

(64)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consists of 26,578 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Lewis Cantley, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Lewis Cantley are subject to a Beneficial Ownership Limitation of 19.99%.

(65)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 79,731 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Marcus Goncalves, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Marcus Goncalves are subject to a Beneficial Ownership Limitation of 19.99%.

(66)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 18,679 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Margao II, LP (“Margao II”), all of which were issued in the Acquisition. Mark Britto may be deemed to be beneficial owner of securities held by Margao II. The address for Margao is 2800 Warren St., Austin, TX 78703. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Margao II are subject to a Beneficial Ownership Limitation of 19.99%.
(67)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 59,773 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by the Marina Sheyfer 2023 Family Trust (the “Sheyfer Trust”), all of which were issued in the Acquisition. Does not include the shares reported in Footnote (50). Felix Gurevich serves as the controlling person of the Sheyfer Trust and may be deemed to have investment discretion and voting power over the shares held by the Sheyfer Trust. The address for the Sheyfer Trust is 17305 Ponte Chiasso Dr., Boca Raton, FL 33496. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Sheyfer Trust are subject to a Beneficial Ownership Limitation of 19.99%.

(68)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 223,818 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Mars Health Fund I, LLC (“Mars”), all of which were issued in the Acquisition. Geoffrey W. Smith may be deemed to be beneficial owner of securities held by Mars. The address for Mars is 11 Times Square, Suite 1500A, New York, NY 10036. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Mars are subject to a Beneficial Ownership Limitation of 19.99%.

(69)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 458,927 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Oliver D.K. Maddocks, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Oliver D.K. Maddocks are subject to a Beneficial Ownership Limitation of 19.99%.

(70)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consists of (i) 1,862 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Petros A. Tyrakis and (ii) 4,273 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. The shares reported under “Common Stock That May Be Offered Pursuant to the Prospectus” consist of the 1,862 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issued to Petros A. Tyrakis in the Acquisition. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 4,273 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2026. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Petros A. Tyrakis are subject to a Beneficial Ownership Limitation of 19.99%.

(71)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 27,783 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Robert Gould, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Robert Gould are subject to a Beneficial Ownership Limitation of 19.99%.

(72)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 262 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Ryan O’Connor, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Ryan O’Connor are subject to a Beneficial Ownership Limitation of 19.99%.

(73)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 14,237 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Ryan W. Whitney, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Ryan W. Whitney are subject to a Beneficial Ownership Limitation of 19.99%.

(74)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 2,919,672 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by S2G Builders Food & Agriculture

Fund III, LP (“S2G Fund”), all of which were issued in the Acquisition. S2G Investments, LLC (“S2G Investments”) is a registered investment advisor to S2G Fund and may be deemed to have investment discretion and voting power over the shares held by S2G Fund. The address for S2G Fund and S2G Investments is 210 N. Carpenter Street, Suite 800, Chicago, IL 60607. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by S2G Fund are subject to a Beneficial Ownership Limitation of 9.99%.
(75)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 18,352 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by S3 Partners Group, LLLP (“S3 Partners”), all of which were issued in the Acquisition. J. Brock Saunders may be deemed to be beneficial owner of securities held by S3 Partners. The address for S3 Partners is 5605 Grove Ave., Richmond, VA 23226. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by S3 Partners are subject to a Beneficial Ownership Limitation of 19.99%.

(76)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 79,731 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Scott W. Lowe, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Scott W. Lowe are subject to a Beneficial Ownership Limitation of 19.99%.

(77)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 119,597 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Siddhartha Mukherjee, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Siddhartha Mukherjee are subject to a Beneficial Ownership Limitation of 19.99%.

(78)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 79,731 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Simon R.V. Knott, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Simon R.V. Knott are subject to a Beneficial Ownership Limitation of 19.99%.

(79)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 44,763 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Stephen M. Hahn, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Stephen M. Hahn are subject to a Beneficial Ownership Limitation of 19.99%.

(80)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 7,915 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Todd A. Young, all of which were issued in the Acquisition. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by Todd A. Young are subject to a Beneficial Ownership Limitation of 19.99%.

(81)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of (i) 2,280 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Unshackled Ventures Fund II, LP (“Unshackled Ventures II”), (ii) 1,226 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Unshackled Ventures Fund II-A, LP (“Unshackled Fund II-A”), (iii) 24,906 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Unshackled Syndicate 2018, LLC (“Unshackled Syndicate”) and (iv) 7,444 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Unshackled Syndicate 2018 LLC (Class E- Faeth) (“Unshackled Syndicate Class E”, and together with Unshackled Ventures II, Unshackled Ventures II-A, and Unshackled Syndicate, the “Unshackled Funds”), all of which were issued in the Acquisition. ANAR Management, LLC. serves as an investment manager for Unshackled Funds, of which Manan Mehta and Nitin Pachisia are the controlling persons. Each such person may be deemed as the beneficial owner of such shares, and each such person, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein and other than for purposes of determining their obligations under Section 13(d) of the Exchange Act.

The address for the Unshackled Funds is 831 Santa Maria Way, Lafayette, CA 94549. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by the Unshackled Funds are subject to a Beneficial Ownership Limitation of 19.99%.
(82)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” and “Common Stock That May Be Offered Pursuant to the Prospectus” consist of 2,102 shares of Common Stock issuable upon exercise of the Warrant held by Western Alliance Bancorp (“Western Alliance”) to purchase shares of Series B Preferred Stock, which will be exercisable for shares of Common Stock upon conversion of the shares of Series B Preferred Stock. The Warrant was assumed by the Company in the Acquisition. The address for Western Alliance is One E. Washington, Suite 1400, Phoenix, AZ 85004. The shares of Common Stock underlying the shares of Series B Preferred Stock issuable upon exercise of the Warrant held by Western Alliance are subject to a Beneficial Ownership Limitation of 19.99%.

Material Relationships with the Selling Stockholders

The following Selling Stockholders have or previously had the below material relationships with us or Faeth within the past three years:

•

Following the Acquisition, Anand Parikh was appointed as our Chief Operating Officer. In addition, Mr. Parikh is a co-founder of Faeth and previously served as the Chief Executive Officer and a director of Faeth Subsidiary from April 2019 until the closing of the Acquisition.

•

Oliver Maddocks is a co-founder of Faeth has served as the Chief Scientific Officer of Faeth Subsidiary since April 2019. In addition, Mr. Maddocks previously served as a director of Faeth Subsidiary from April 2019 until the closing of the Acquisition.

•	Debbie Chirnomas has served as the Chief Medical Officer of Faeth Subsidiary since May 2023.

•	Each of Benjamin D. Hopkins, Greg Hannon, Marcus Goncalves, Lewis Cantley, Karen Vousden, Siddhartha Mukherjee and Scott W. Lowe is a scientific co-founder of Faeth.

•	We expect that Karen Vousden will be appointed as a member of our board of directors following the receipt of stockholder approval of the Required Company Stockholder Matters.

•

Stephen M. Hahn previously served as a director of Faeth Subsidiary from September 2024 until the closing of the Acquisition. In addition, we expect that Mr. Hahn will be appointed as a member of our board of directors following the receipt of stockholder approval of the Required Company Stockholder Matters.

•	Jayson Dallas previously served as a director of Faeth Subsidiary from June 2024 until the closing of the Acquisition.

•	Robert Gould previously served as a director of Faeth Subsidiary from July 2021 until the closing of the Acquisition.

•

A designee of Khosla Ventures previously served on the board of directors of Faeth Subsidiary from June 2019 until the closing of the Acquisition pursuant to Khosla Ventures’ previously held right to designate a director to the board of directors of Faeth Subsidiary.

•

A designee of S2G Fund previously served on the board of directors of Faeth Subsidiary from March 2022 until June 2024 pursuant to S2G Fund’s previously held right to designate a director to the board of directors of Faeth Subsidiary.

•	Ryan W. Whitney previously served as the Chief of Staff and VP and Head of Finance, Operations of Faeth Subsidiary from January 2020 to June 2025.

Acquisition Transactions

See the section titled “Prospectus Summary—Recent Developments” for a description of the terms of the agreements entered into in connection with the Acquisition Transactions which is incorporated herein by reference.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Resale Shares or interests in Resale Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Resale Shares or interests in Resale Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of Resale Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of Resale Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. Each of the Selling

Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Resale Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. If the Warrant is exercised for cash, we will receive the net proceeds therefrom.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Resale Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Resale Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Resale Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Resale Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Resale Shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the Resale Shares covered by this prospectus and (ii) the date on which the Resale Shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the RRA, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement of which this prospectus forms a part.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Cooley LLP, Washington, D.C. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Sensei Biotherapeutics, Inc. and Faeth Therapeutics, Inc. incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us.

Information about us is also available at our website at www.senseibio.com. However, the information on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except, in each case, as to any portion of any future report or document that is not deemed filed under such provisions, prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting filed with the SEC on April 27, 2026 (except for information contained therein which is furnished rather than filed);

•

our Current Reports on Form 8-K (except for information contained therein which is furnished rather than filed) filed on February  13, 2026, February  18, 2026 (as amended on April  15, 2026), and April 16, 2026; and

•

the description of our Common Stock which is registered under Section 12 of the Exchange Act, described in Exhibit 4.1 to our Annual Report for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026, including all amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Sensei Biotherapeutics, Inc., Attn: Investor Relations, 1405 Research Boulevard, Suite 125, Rockville, MD 20850, telephone number (240) 243-8000. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder on Form S-3 (other than underwriting discounts and commissions, if any) are set forth below. The Selling Stockholders will not bear any portion of such expenses. Each item listed is estimated, except for the SEC registration fee:

SEC registration fee	$107,080.68
Printing and engraving	25,000
Legal fees and expenses	300,000
Accounting fees and expenses	35,000
Miscellaneous expenses	100,000

Total	$567,080.68

Item 15.	Indemnification of Officers and Directors

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our certificate of incorporation and bylaws provide that: (i) we are required to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law; (ii) we may, in our discretion, indemnify our officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents.

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth certain procedures that apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 16.	Exhibits

Exhibit Number	Description
2.1‡	Agreement and Plan of Merger, dated February 17, 2026, by and among Sensei Biotherapeutics, Inc., Sapphire First Merger Sub, Inc., Sapphire Second Merger Sub, LLC, Faeth Holdings Therapeutics, Inc. and Faeth Therapeutics, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 18, 2026).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 11, 2021).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Sensei Biotherapeutics, Inc., effective June 16, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on June 13, 2025).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on December 9, 2022).

3.4	Certificate of Designations of the Series A Junior Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on March 7, 2023).

3.5	Certificate of Elimination of the Series A Junior Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-39980), filed with the SEC on March 28, 2025).

3.6	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 18, 2026).

4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-39980), filed with the SEC on March 30, 2026).

4.2‡	Warrant to Purchase Stock, dated as of September 7, 2021, by and between Faeth Therapeutics, Inc. and Western Alliance Bank (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-39980), filed with the SEC on March 30, 2026).

5.1*	Opinion of Cooley LLP

10.1‡	Form of Securities Purchase Agreement, dated as of February 17, 2026, by and among Sensei Biotherapeutics, Inc. and each investor listed on Exhibit A thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 18, 2026).

Exhibit Number	Description

10.2	Form of Registration Rights Agreement, by and among Sensei Biotherapeutics, Inc. and certain investors signatory thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 18, 2026).

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table

*	Filed herewith.
‡

Certain schedules, annexes and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to provide, on a supplemental basis, a copy of any omitted schedules, annexes and attachments to the SEC or its staff upon request.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i),(ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on April 28, 2026.

SENSEI BIOTHERAPEUTICS, INC.

By:	/s/ Christopher W. Gerry
Christopher W. Gerry
President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher W. Gerry and Josiah Craver, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and generally to do all such things in his or her name and behalf in his or her capacity as officers and directors to enable the Company to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact, proxies and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher W. Gerry Christopher W. Gerry	President, General Counsel and Director (Principal Executive Officer)	April 28, 2026

/s/ Josiah Craver Josiah Craver	Senior Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	April 28, 2026

/s/ Bob Holmen Bob Holmen	Director	April 28, 2026

/s/ Thomas Ricks Thomas Ricks	Director	April 28, 2026

/s/ Kristian Humer Kristian Humer	Director	April 28, 2026

Signature	Title	Date

/s/ Phillip Donenberg Phillip Donenberg	Director	April 28, 2026

/s/ Anand Parikh Anand Parikh	Director	April 28, 2026